Exhibit 10.3

CONSENT TO AGREEMENT

RAZOR RESOURCES, INC., a Nevada corporation having an address at __________ (“Razor”), hereby consents to the terms and provisions of the Agreement (the “Agreement”; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Agreement) among Companie Minero Cerros Del Sur, S.A., a corporation organized under Honduran law (“Owner”), Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”), and Mustang Alliances, Inc., a Nevada corporation (“Lessee”):

1. Notwithstanding its stock ownership in Owner, Razor agrees and acknowledges to Lessee that it has no absolutely no direct or indirect right, title or interest in the Property, including without limitation, Corpus I, Corpus II, Corpus III, Corpus IV and the Potosi Concession.

2. Razor, on behalf of itself and its affiliates, hereby agrees and acknowledges that it has no right, direct or indirect, to the Shares being issued by Lessee to Mayan Gold. Nothing herein contained shall be construed to (i) modify, waive, impair or affect any of the provisions of the Agreement; (ii) waive any present or future breach of, or default under, the Undertaking dated February 9, 2010 by and between Mayan Gold, Razor and Owner or any rights of Owner or Mayan Gold against any person liable or responsible for the performance thereof; or (iii) enlarge or increase Owner’s or Mayan Gold’s obligations under the Undertaking or otherwise.

3. Nothing herein contained shall be construed as a consent to or approval or ratification by Owner or Mayan Gold of any provisions of the Undertaking.

4. In case of any conflict between the provisions of the Undertaking and the Agreement, the provisions of the Agreement shall prevail.

5. Neither this Consent nor any right created hereunder may be assigned by Razor.

6. This Consent may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by the Owner and Licensee.

7. This Consent will for all purposes be construed in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be performed wholly therein.

8. The persons executing this Consent for their respective party are each authorized by respective party to do so and execution hereof is the binding act of each party enforceable against said party, without any other consent being necessary.

9. Each right and remedy of Owner and/or Lessee provided for in this Consent shall be cumulative and shall be in addition to every other right and remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Owner and/or Lessee of any one or more of the rights or remedies so provided or existing shall not preclude the simultaneous or later exercise by Owner and/or Lessee of any or all other rights or remedies so provided or so existing.

10. Razor hereby indemnifies each of Owner, Mayan Gold and Lessee and holds each of them, and their respective officers, directors, shareholders, agents, representatives and affiliates harmless from and against any and all liability resulting from any claims that may be made against them as a result of the Undertaking or in connection with this Consent.

11. Razor hereby irrevocably and unconditionally releases and discharges Lessee and its officers, directors, shareholders, agents, representatives, advisors, and direct and indirect affiliates and their respective successors and assigns (collectively, the “Releasees”) from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown, which Razor or any of its affiliates ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Releasees.

12. The execution, delivery and performance of this Consent by each of the parties hereto has been duly authorized by all requisite action and constitutes the valid and binding obligations of them enforceable against it in accordance with the terms hereof

13. The terms and provision of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

14. If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of December 13, 2010.

RAZOR RESOURCES, INC.

By:	/s/ Sam Nasheet
Name:	Sam Nasheet
Title:	President

COMPANIA MINERA CERROS DEL SUR, S.A.

By:	/s/ Gerardo A. Flores
Name:	Gerardo A. Flores
Title:	General Manager

MAYAN GOLD, INC.

By:	/s/ Reed L. Benson
Name:	Reed L. Benson
Title:	President

MUSTANG ALLIANCES, INC.

By:	/s/ Leonard Sternheim
Name:	Leonard Sternheim
Title:	President